Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Xenetic Biosciences, Inc.:

We consent to the incorporation by reference in the Registration Statement of Xenetic Biosciences, Inc. on Form S-8 of our report dated March 26, 2020, with respect to our audits of the consolidated financial statements of Xenetic Biosciences, Inc. as of December 31, 2019 and 2018, and for the years then ended, appearing in the Annual Report on Form 10-K of Xenetic Biosciences, Inc. for the year ended December 31, 2019.

/s/ Marcum LLP

Marcum LLP

Boston, Massachusetts

April 1, 2020